      As filed with the Securities and Exchange Commission on May 15, 1997
                                                    Registration No. 333-26171

==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                          AMERICAN ANNUITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                              06-1356481
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                           Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    AMERICAN ANNUITY GROUP CAPITAL TRUST II
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                             31-6554645
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                           Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           AAG HOLDING COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

           OHIO                                               31-1475936
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                           Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                       ---------------------------------
                             MARK F. MUETHING, ESQ.
                     Senior Vice President, General Counsel
                                 and Secretary
                          American Annuity Group, Inc.
                             250 East Fifth Street
                             Cincinnati, Ohio 45202
                                 (513) 333-5515

                       ---------------------------------
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



                    SUBJECT TO COMPLETION, DATED MAY 15, 1997


PROSPECTUS
----------
                    AMERICAN ANNUITY GROUP CAPITAL TRUST II
        OFFER TO EXCHANGE ITS 8-7/8% CAPITAL TRUST PREFERRED SECURITIES
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                              FOR ITS OUTSTANDING
                   8-7/8% CAPITAL TRUST PREFERRED SECURITIES
        (LIQUIDATION AMOUNT $1,000 PER CAPITAL TRUST PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          AMERICAN ANNUITY GROUP, INC.

                                ---------------

      American Annuity Group Capital Trust II, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $75,000,000 aggregate liquidation amount of its 8-7/8% Capital Trust Preferred Securities (the "New Preferred Securities") which have been registered under the Securities Act of 1933 (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 8-7/8% Capital Trust Preferred Securities (the "Old Preferred Securities"), of which $75,000,000 aggregate liquidation amount is outstanding. As soon as practicable after the Exchange Offer: American Annuity Group, Inc., a Delaware corporation ("AAG" or the "Company"), will exchange its guarantee of the payment of distributions and payments on liquidation or redemption of the Old Preferred Securities (the "Old Trust Guarantee") for a like guarantee of the New Preferred Securities (the "New Trust Guarantee"); all of the 8-7/8% Subordinated Debentures of AAG Holding Company, Inc., a wholly-owned subsidiary of the Company and an Ohio corporation ("AAG Holding"), (the "Old Subordinated Debentures"), of which $77,320,000 aggregate principal amount is outstanding will be exchanged for a like aggregate principal amount of AAG Holding's 8-7/8% Subordinated Debentures (the "New Subordinated Debentures"); and the Company will exchange its guarantee of the Old Subordinated Debentures (the "Old Debt Guarantee") for a guarantee of the New Subordinated Debentures (the "New Debt Guarantee"). The New Trust Guarantee, the New Subordinated Debentures and the New Debt Guarantee also have been registered under the Securities Act (the exchange of the Old Preferred Securities for the New Preferred Securities, the exchange of the Old Trust Guarantee for the New Trust Guarantee, the exchange of the Old Subordinated Debentures for the New Subordinated Debentures and the exchange of the Old Debt Guarantee for the New Debt Guarantee are referred to collectively herein as the "Exchange"). The Old Preferred Securities, the Old Trust Guarantee, the Old Subordinated Debentures and the Old Debt Guarantee are collectively referred to herein as the "Old Securities" and the New Preferred Securities, the New Trust Guarantee, the New Subordinated Debentures and the New Debt Guarantee are collectively referred to herein as the "New Securities."

      The terms of the New Securities are identical in all material respects to the terms of the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities. See "Description of the Old Securities."

      The New Preferred Securities and the Old Preferred Securities (together, the "Preferred Securities") represent undivided beneficial ownership interests in the assets of the Trust. The Company indirectly owns all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities"; together with the Preferred Securities, the "Trust Securities"). The Trust exists for the sole purposes of issuing the Trust Securities and investing the proceeds thereof in the Old Subordinated Debentures, which will be exchanged for New Subordinated Debentures (together, the "Subordinated Debentures").

                                                        (continued on next page)

                                ----------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is May __, 1997

(cover page continued)

The Subordinated Debentures will mature on January 15, 2027. The terms of the Preferred Securities provide that they will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities."


      Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 8-7/8% of the liquidation amount of $1,000 per Preferred Security, accruing from the date of original issuance and payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1997 ("distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which, together with the Old Debt Guarantee and New Debt Guarantee (collectively, the "Debt Guarantee") and interest and principal payments received on the Subordinated Debentures, are the only assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company as evidenced by the Old Trust Guarantee and the New Trust Guarantee (collectively, the "Trust Guarantee") if and to the extent the Trust has funds available therefor. The Company's obligations under the Trust Guarantee, the Indenture and any applicable supplemental indentures, and the Debt Guarantee, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Effect of Obligations Under the Subordinated Debentures, the Debt Guarantee and the Trust Guarantee" herein and "Description of Trust Guarantee." If AAG Holding does not make principal or interest payments on the Subordinated Debentures, as a result of the election to extend the interest payment period on the Subordinated Debentures as described below, or otherwise, and the Company does not make such payments under the Debt Guarantee, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Company or AAG Holding has made such principal or interest payments. The obligations of AAG Holding under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of AAG Holding and will be structurally subordinated to all existing and future liabilities and obligations of AAG Holding's subsidiaries. The obligations of the Company under the Debt Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. At March 31, 1997, the aggregate amount of Senior Indebtedness and liabilities and obligations of AAG Holding's subsidiaries that would have structurally ranked senior to the Subordinated Debentures was approximately $6.5 billion.


      AAG Holding has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures from time to time for up to 10 consecutive semi-annual periods (each, an "Extension Period") provided that no Extension Period may extend beyond the Maturity Date (as defined herein). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 8-7/8% per annum compounded semi-annually, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors-Option to Extend Interest Payment Period or Change Maturity Date," "Risk Factors-Tax Consequences of Extension of Interest Payment Period," "Description of the Subordinated Debentures and Debt Guarantee-Option to Extend Interest Payment Period," and "United States Federal Income Taxation-Interest Income and Original Issue Discount."

      The Subordinated Debentures are not redeemable prior to March 1, 2007 unless a Special Event (as defined herein) has occurred. The Subordinated Debentures are redeemable prior to maturity at the option of AAG Holding, (i) on or after March 1, 2007, in whole or in part, at a redemption price equal to 104.44% of the principal amount thereof on March 1, 2007, declining ratably on each March 1 thereafter to 100% on or after March 1, 2017, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event at a redemption price equal to 100% of the principal amount thereof. The Subordinated Debentures mature on January 15, 2027, which date may be extended at any time at the election of AAG Holding, but in no event later than the earlier of (i) January 15, 2046 or (ii) the "Interest Deduction Date" (as hereinafter defined under "Description of the Subordinated Debentures and Debt Guarantee-Option to Change Scheduled Maturity Date"), provided certain financial conditions are met, and may be shortened to a date not earlier than March 1, 2007 if AAG Holding exercises its right to liquidate the Trust and distribute the Subordinated Debentures. See "Description of the Subordinated Debentures and Debt Guarantee-Option to Change Scheduled Maturity Date."

      At any time, AAG Holding will have the right to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If AAG Holding elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures, to a date not earlier than January 15, 2007, or extend the maturity of such Subordinated Debentures to a date not later than the earlier of (i) January 15, 2046 or (ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. If the Subordinated Debentures are distributed to the holders of the Trust Securities, AAG Holding will use its best efforts to have the Subordinated Debentures listed on the exchange, if any, on which the Preferred Securities are then listed. See "Description of the Preferred Securities-Distribution of the Subordinated Debentures."

      In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities-Liquidation Distribution Upon Dissolution."

(cover page continued)

      The Trust is making the Exchange Offer of the New Preferred Securities in reliance on the position of the Staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions relating to the transferability of the exchanged securities following registration. However, none of the Company, AAG Holding nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company, AAG Holding and the Trust believe that New Preferred Securities issued pursuant to this Exchange Offer in exchange for Old Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Preferred Securities. However, any holder of Old Preferred Securities who is an "affiliate" of the Company, AAG Holding or the Trust (within the meaning of Rule 405 under the Securities Act) or who intends to participate in the Exchange Offer for the purpose of distributing New Preferred Securities, or any broker-dealer who purchased Old Preferred Securities from the Trust to resell them pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Preferred Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Preferred Securities for New Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Preferred Securities.

      Each holder of Old Preferred Securities who wishes to exchange Old Preferred Securities for New Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, AAG Holding or the Trust, (ii) any New Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Preferred Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Preferred Securities. In addition, the Company, AAG Holding and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company, AAG Holding and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) on behalf of whom such holder holds the Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company, AAG Holding and the Trust believe that broker-dealers who acquired Old Preferred Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Preferred Securities received upon exchange of such Old Preferred Securities with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain exceptions, the Company, AAG Holding and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Preferred Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. Any Participating Broker-Dealer who is an "affiliate" of the Trust (within the meaning of Rule 405 under the Securities
Act) may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Preferred Securities" and "--Broker-Dealer Considerations."

      Any Old Preferred Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights relating to the Exchange Offer which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Preferred Securities will not be entitled to any increase in the distribution rate thereon and will continue to be subject to all of the existing restrictions upon transfer thereof and none of the Company, AAG Holding nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Preferred Securities held by them. To the extent that Old Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Preferred Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Preferred Securities."

      The New Preferred Securities will be a new issue of securities for which there currently is no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Preferred Securities.

(cover page continued)

      Old Preferred Securities may be tendered for exchange on or prior to 5:00 p.m., Eastern Daylight Time, on June 18, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company, AAG Holding and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.) Tenders of Old Preferred Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Preferred Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Preferred Securities as of May 19, 1997.

      None of the Company nor the Trust will receive any cash proceeds from the issuance of the New Preferred Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds."

                                ---------------

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, AAG HOLDING OR THE TRUST OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Commission. The Company, AAG Holding and the Trust have filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the New Securities. This Prospectus does not contain all the information, exhibits and undertakings contained in the Registration Statement, to which reference is hereby made. Statements contained in this Prospectus as to the terms of any contract or other document are not necessarily complete with respect to each such contract or other document filed as an exhibit to the Registration Statement. Reference is made to the exhibits for a more complete description of the matter involved. Such reports, proxy and information statements, the Registration Statement and other information filed with the Commission by the Company may be inspected at and obtained from the Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1400, 500 West Madison Avenue, Chicago, Illinois, and at 7 World Trade Center, 13th Floor, New York, New York. Copies of such material can also be obtained, at prescribed rates, by mail from the Public Reference Section of the Commission at its Washington, D.C. address set forth above. In addition, material filed by the Company can be obtained and inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which AAG's Common Stock is listed. Such material may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov.

      No separate financial statements of the Trust have been included or incorporated by reference herein. The Company and AAG Holding do not believe that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust are owned by AAG Holding, a wholly-owned subsidiary of the Company, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Subordinated Debentures issued by AAG Holding, and (iii) the obligations of the Trust under the Preferred Securities are, to the extent that the Trust shall have funds available to meet such obligations, fully and unconditionally guaranteed by the Company. See "Description of Preferred Securities."

      No separate financial statements of AAG Holding have been included or incorporated by reference herein. The Company does not believe that such financial statements would be material to holders of the Preferred Securities because (i) all of the common stock of AAG Holding will is owned by the Company, a reporting company under the Exchange Act and (ii) the obligations of AAG Holding under the Subordinated Debentures are fully and unconditionally guaranteed by the Company. See "Description of the Subordinated Debentures and Debt Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      This Prospectus incorporates by reference certain documents relating to the Company which are not delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available, without charge, on oral or written request by any person to whom this Prospectus is delivered. Written or telephone requests should be directed to Mark F. Muething, Senior Vice President and General Counsel, 250 East Fifth Street, Cincinnati, Ohio 45202, telephone (513) 333-5515. The Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 of AAG (File No. 1-11632) are hereby incorporated by reference into this Prospectus.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THIS PROSPECTUS INCORPORATED DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM AAG AT THE ADDRESS AND TELEPHONE NUMBER SET FORTH ABOVE. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               PROSPECTUS SUMMARY

      This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus.

                                  THE COMPANY

      AAG is a holding company which, through it subsidiaries, is engaged in the life insurance business, principally the sale of tax-deferred annuities and life and health insurance. AAG's primary operating subsidiary is Great American Life Insurance Company ("GALIC"). GALIC sells annuities primarily to employees of qualified not-for-profit organizations under Section 403(b) of the Internal Revenue Code. AAG acquired GALIC in December 1992. At December 31, 1996, GALIC had statutory assets in excess of $5.7 billion, representing a 30% compounded annual growth in assets since 1976.

      GALIC has several life insurance subsidiaries including (i) American Memorial Life Insurance Company ("American Memorial"), which markets individual life insurance and annuity policies for the pre-need industry, (ii) Annuity Investors Life Insurance Company ("AILIC"), which markets group and individual variable annuities, and (iii) Loyal American Life Insurance Company ("Loyal"), which markets various forms of supplemental life insurance and health insurance through payroll deduction plans and financial institutions.

      American Financial Group, Inc. and its subsidiaries ("AFG") collectively own approximately 81% of the Company's outstanding Common Stock.

                              AAG HOLDING COMPANY

      AAG Holding is a wholly-owned subsidiary of the Company that owns all of the stock of GALIC. AAG Holding also owns all of the Common Securities and will issue the New Subordinated Debentures to the Trust.

                                   THE TRUST

      The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, as amended (the "Declaration"), executed by AAG Holding as sponsor for such trust (the "Sponsor"), and the Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 4, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures, and
(iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities are owned by AAG Holding. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if a Declaration Event of Default (as defined herein) has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.

      The Trust's affairs will be conducted by the trustees (the "Trustees") appointed by AAG Holding as the owner of all of the Common Securities. The holder of the Common Securities is entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees (as defined herein). The duties and obligations of the Trustees shall be governed by the Declaration. The Trust will initially have four Trustees. Two Trustees (the "Regular Trustees") are employees or officers of or otherwise affiliated with AAG. A third Trustee (the "Property Trustee") of the Trust is a financial institution that is not affiliated with AAG Holding and has a minimum amount of combined capital and surplus of not less that $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The fourth Trustee of the Trust is an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). AAG Holding will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

      The Property Trustee for the Trust is The Bank of New York and its principal corporate trust office is at 101 Barclay Street, 21st Floor, New York, New York 10286, Attention: Corporate Trust Trustee Administration. The Delaware Trustee for the Trust is The Bank of New York (Delaware) and its address in the State of Delaware is 23 White Clay Center, Route 273, Newark, Delaware 19711. The Delaware Trustee is an affiliate of the Property Trustee. The address for the Trust is c/o American Annuity Group, Inc., at the Company's corporate headquarters located at 250 East Fifth Street, Cincinnati, Ohio 45202, telephone (513) 333-5300.

                               THE EXCHANGE OFFER

The Exchange Offer.....................   Up to $75,000,000 aggregate liquidation amount of New Preferred
                                          Securities are being offered in exchange for a like aggregate liquidation amount of Old Preferred Securities. The Company will issue, promptly after the Expiration Date, $1,000 liquidation amount of New
                                          Preferred Securities in exchange for each $1,000 liquidation amount of outstanding Old Preferred Securities tendered and accepted in connection with the Exchange Offer. For a description of the procedures for tendering Old Preferred Securities, see "The Exchange Offer--Procedures
                                          for Tendering Old Preferred Securities."

Expiration Date........................   5:00 p.m., Eastern Daylight Time on June 18, 1997 (such time on such date being hereinafter called the Expiration Date") unless the Exchange
                                          Offer is extended by the Company and the Trust (in which case the term
                                          "Expiration Date" shall mean the latest date and time to which the
                                          Exchange Offer is extended). See "The Exchange Offer-Expiration Date;
                                          Extensions; Amendments."


Withdrawal Rights......................   Tenders of Old Preferred Securities may be withdrawn at any time prior to the
                                          Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent which conforms with the procedures set forth below under
                                          "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Old Preferred Securities...............   Tendering holders of Old Preferred Securities must complete and sign a Letter of
                                          Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Preferred Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of
                                          Old Preferred Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.
                                          Holders of Old Preferred Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Preferred Securities pursuant to the Exchange
                                          Offer. See "The Exchange Offer--Procedures for Tendering Old Preferred
                                          Securities."

                                          Letters of Transmittal and certificates representing Old Preferred Securities should not be sent to the Company, AAG Holding, or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The
                                          Exchange Offer-Exchange Agent."

Accrued Distributions..................   Each New Preferred Security will pay cumulative distributions from March 11,
                                          1997. Holders of the Old Preferred Securities whose Old Preferred Securities are accepted for exchange will not receive any accumulated distributions on such Old
                                          Preferred Securities and will be deemed to have waived the right to receive any distributions on such Old Preferred Securities accumulated from and after March
                                          11, 1997.

Conditions to
  the Exchange Offer...................   The Exchange Offer is subject to certain conditions, which may be waived by the
                                          Company and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Preferred Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Exchange Agent.........................   The Company will serve as the Exchange Agent for the Exchange Offer (the
                                          Company, in such capacity, is referred to as the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth below under "The Exchange Offer--Exchange Agent" and in the Letter of
                                          Transmittal.

Use of Proceeds........................   None of  the Company, AAG Holding nor the Trust will receive any cash proceeds from the issuance of the New Preferred Securities offered hereby. The New
                                          Preferred Securities will be exchanged for Old Preferred Securities in like liquidation amount which will be retired and canceled. The cash proceeds from the sale of the Old Preferred Securities were used to purchase Old Subordinated
                                          Debentures. See "Use of Proceeds.

Certain United States
  Federal Income Tax
  Considerations.......................   Holders of Old Preferred Securities should review the information set forth under
                                          "Certain United States Federal Income Tax Considerations" prior to tendering Old
                                          Preferred Securities in the Exchange Offer.

Consequences of
  Failure to Exchange..................   Any Old Preferred Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer) . Following consummation of the Exchange Offer, the holders of Old Preferred Securities will not be entitled to any increase in the distribution rate thereon and will continue to be subject to all of the existing restrictions upon transfer thereof and neither the
                                          Company nor the Trust will have any further obligation to such holders to provide for registration under the Securities Act of the Old Preferred Securities held by them. To the extent that Old Preferred Securities are tendered and accepted in the
                                          Exchange Offer, a holder's ability to sell untendered Old Preferred Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange
                                          Old Preferred Securities."

                                              THE NEW SECURITIES

The Trust..............................   American Annuity Group Capital Trust II, a Delaware statutory business trust. The sole assets of the Trust are the Subordinated Debentures, the Debt Guarantee and
                                          principal and interest payments on the Subordinated Debentures .

Securities Offered.....................   Up to $75,000,000 aggregate liquidation amount of the Trust's 8-7/8% Capital Trust
                                          Preferred Securities which have been registered under the Securities Act
                                          (liquidation amount $1,000 per Preferred Security) . The terms of the New
                                          Preferred Securities are identical in all material respects to the terms of the Old
                                          Preferred Securities, except that the New Preferred Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Preferred Securities. See "The Exchange Offer--
                                          Purpose and Effect of the Exchange Offer," "Description of Capital Securities" and
                                          "Description of the Old Securities." The Holders of the New Preferred Securities
                                          will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption, liquidation or otherwise over the Common
                                          Securities.

Distributions..........................   Holders of the New Preferred Securities will be entitled to receive cumulative cash distributions at an annual rate of 87/8%  of the liquidation amount of $1,000 per
                                          New Preferred Security, accruing from March 11, 1997 and payable semi-annually in arrears on the January 15 and July 15 of each year commencing on July 15,
                                          1997. The distribution rate and the distribution and other payment dates for the
                                          New Preferred Securities will correspond to the interest rate and interest and other payment dates on the New Subordinated Debentures. See "Description of Preferred
                                          Securities."

Subordinated Debentures..............     The Trust has invested the proceeds from the issuance of the Old Preferred
                                          Securities and the Old Common Securities in an equivalent amount of Old
                                          Subordinated Debentures of AAG Holding.  The Subordinated Debentures are
                                          guaranteed by the Company.  The Subordinated Debentures mature on January 15,
                                          2027. The Subordinated Debentures are unsecured and will be  subordinate and junior in right of payment, to the extent set forth herein, to all Indebtedness of
                                          AAG Holding and will be structurally subordinated to all existing and future liabilities and obligations of AAG Holding's subsidiaries.  The obligations of the
                                          Company under the Debt Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company.  See "Risk Factors--
                                          Ranking of Subordinated Obligations Under the Trust Guarantee, Debt Guarantee
                                          and Subordinated Debentures", "Risk Factors--Status of Company as Holding
                                          Company" and "Description of Subordinated Debentures and Debt Guarantee--
                                          Subordination."

Guarantee..............................   The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company as evidenced by the Old Trust Guarantee and the New Trust Guarantee (collectively, the "Trust Guarantee") if and to the extent the Trust has funds available therefor. The Company's obligations under the
                                          Trust Guarantee, the Indenture and any applicable supplemental indentures, and the
                                          Debt Guarantee, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities.  If AAG Holding does not make principal or interest payments on the Subordinated Debentures, as a result of the election to extend the interest payment period on the Subordinated Debentures as described below, or otherwise, and the Company does not make such payments under the Debt Guarantee, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Company or AAG Holding has made such principal or interest payments.  See "Description of Guarantee" and "Effect of
                                          Obligations under the Subordinated Debentures, the Debt Guarantee and the Trust
                                          Guarantee."  The obligations of the Company under the Guarantees are subordinate and junior in right of payment to all Senior Indebtedness of the Company. See
                                          "Risk Factors--Ranking of Subordinated Obligations Under the Guarantee and the
                                          Subordinated Debentures" and "Description of Guarantee."

Right to Defer Interest................   AAG Holding has the right to defer payment of interest on the Subordinated
                                          Debentures by extending the interest payment period on the Subordinated
                                          Debentures, from time to time, for up to 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Maturity Date.  There could be multiple Extension Periods of varying lengths throughout the term of the
                                          Subordinated Debentures. If interest payments on the Subordinated Debentures are so deferred, distributions on the Preferred Securities will also be deferred.  During an Extension Period, interest on the Subordinated Debentures will continue to accrue with interest thereon (to the extent permitted by applicable law) at the annual rate of 8-7/8% per annum, compounded semi-annually. During an Extension
                                          Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States Federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payment. See "Description of Subordinated Debentures and Debt Guarantee--
                                          Option to Extend Interest Payment Period" and "Certain United States Federal
                                          Income Tax Consequences--Interest Income and Original Issue Discount."

Redemption.............................   The Subordinated Debentures are not redeemable prior to March 1, 2007 unless a
                                          Special Event (as defined herein) has occurred.  The Subordinated Debentures are redeemable prior to maturity at the option of AAG Holding, (i) on or after March
                                          1, 2007, in whole or in part, at a redemption price equal to 104.44% of the principal amount thereof on March 1, 2007, declining ratably on each March 1 thereafter to 100%
                                           on or after March 1, 2017, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event at a redemption price equal to 100% of the principal amount thereof. The Trust Securities will be redeemed upon maturity of the Subordinated Debentures. See "Description of Preferred Securities-Redemption" and
                                           "--Special Event Redemption."

Option to Extend Maturity Date..........   The Subordinated Debentures mature on January 15, 2027, which date may be extended at any time at the election of AAG Holding, but in no event later than the earlier of (i) January 15, 2046 or (ii) the "Interest Deduction Date" (as hereinafter defined under "Description of the Subordinated Debentures and Debt Guarantee-
                                           Option to Change Scheduled Maturity Date"), provided certain financial conditions are met, and may be shortened to a date not earlier than March 1, 2007 if AAG
                                           Holding exercises its right to liquidate the Trust and distribute the Subordinated
                                           Debentures.  See "Description of the Subordinated Debentures and Debt
                                           Guarantee-Option to Change Scheduled Maturity Date."

Liquidation of the Trust................   At any time, AAG Holding will have the right to liquidate the Trust and cause the
                                           Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.  If AAG Holding elects to liquidate the Trust and thereby cause the Subordinated Debentures to be distributed to holders of the Trust
                                           Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures to a date not later than the earlier of
                                           (i) January 15, 2046 or (ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met.  See "Description of the Preferred
                                           Securities-Distribution of the Subordinated Debentures."

Ratings  ...............................   The Preferred Securities have been assigned an investment grade rating of "BBB-"
                                           by Standard & Poor's Ratings Group, a division of McGraw-Hill ("S&P") and an investment grade rating of "BBB-" by Duff & Phelps Credit Rating Co. ("Duff &
                                           Phelps").  Moody's Investors Service, Inc. ("Moody's") has assigned the Preferred
                                           Securities a rating of "bal."

                                           An explanation of the significance of ratings may be obtained from S&P, Duff & Phelps and Moody's. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. A credit rating of a security is not a recommendation to buy, sell or hold securities. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn.

Absence of Market for the
  New Preferred Securities..............   The New Preferred Securities will be a new issue of securities for which there currently is no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Preferred Securities.
                                           The Company currently is obligated to apply for listing of the New Preferred
                                           Securities on The New York Stock Exchange, or such other exchange on which similar securities of AAG are listed, upon request of the holders of a majority in aggregate liquidation amount of the New Preferred Securities, provided that the
                                           New Preferred Securities so qualify for listing.

                         SUMMARY FINANCIAL INFORMATION

         The following summary financial data are derived from the Company's consolidated financial statements. The summary financial data should be read in conjunction with the financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997 and the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                                                         THREE MONTHS ENDED
                                                              MARCH 31,                        YEAR ENDED DECEMBER 31,
                                                       ---------------------         ---------------------------------------
                                                        1997          1996           1996             1995            1994
                                                        ----          ----           ----             ----            ----
                                                             (UNAUDITED)
INCOME STATEMENT DATA:                                               (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Total revenues...............................           $149.7      $  139.0          577.3            439.6           372.7
                                                        ======      ========       ========         ========        ========

Income from continuing operations(1).........           $ 18.0      $   14.7       $   61.1         $   58.7        $   40.9
Loss from discontinued operations............              --            --             --              (3.2)           (2.6)
Extraordinary items..........................              --           (1.6)          (6.0)            (0.2)           (1.7)
Change in accounting principle...............              --           --            --                --              (0.5)
                                                        ------      --------       --------         --------        --------
Net income...................................           $ 18.0      $   13.1       $   55.1         $   55.3        $   36.1
                                                        ======      ========       ========         --------        --------
Earnings (loss) per common share:
     Continuing operations(1)................           $ 0.39      $   0.33       $   1.39         $   1.45        $   1.05
     Discontinued operations.................              --            --             --             (0.08)          (0.07)
     Extraordinary items.....................              --          (0.04)         (0.14)            --             (0.05)
     Change in accounting principle..........              --            --            --               --             (0.01)
                                                        ------      --------       --------         --------        --------
     Net income..............................           $ 0.39      $   0.29       $   1.25         $   1.37        $   0.92
                                                        ======      ========       --------         --------        --------
Cash dividends per common share                            --            --        $   0.08         $   0.07        $   0.06

BALANCE SHEET DATA:
Total assets.................................          7,164.9      $6,711.9       $7,024.1         $6,611.0        $5,089.9
Notes payable................................            121.8         166.1          114.9            167.7           183.3
Net unrealized gains (losses) included
   in stockholders' equity...................             22.5          37.7           61.8             89.3           (29.0)
Total stockholders' equity...................            416.4         390.8          486.5            429.3           204.4

--------------

(1) Reported amounts include realized gains and losses on sales of investments and equity in an affiliate's earnings. Management believes that reported results which include these items are not indicative of future results of operations. Results excluding these items were as follows:

                                                                       THREE MONTHS ENDED
                                                                             MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                                       -------------------       -------------------------------
                                                                       1997           1996       1996         1995          1994
                                                                       ----           ----       ----         ----          ----
                                                                           (UNAUDITED)
                                                                                 (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income from continuing operations before realized
investment gains (losses) and equity in net earnings
(loss) of affiliate                                                    $16.6          $13.8         $61.7      $48.4       $42.8
Realized investment gains (losses), after tax                            0.2            0.2           0.8       10.2        (0.1)
Equity in net earnings (loss) of affiliate, after tax                    1.2            0.7          (1.4)       0.1        (1.8)
                                                                       -----          -----         -----      -----       -----
Income from continuing operations                                      $18.0          $14.7         $61.1      $58.7       $40.9
                                                                       =====          =====         =====      =====       =====
Earnings per share:

  Continuing operations before realized investment
  gains (losses) and equity in net earnings (loss)
  of affiliate                                                         $0.36          $0.31         $1.40      $1.20       $1.10
  Realized investment gains (losses), after tax                          --              --          0.02       0.25        --
  Equity in net earnings (loss) of affiliate, after tax                 0.03           0.02         (0.03)       --        (0.05)
                                                                       -----          -----         -----      -----       -----
  From continuing operations                                           $0.39          $0.33         $1.39      $1.45       $1.05
                                                                       =====          =====         =====      =====       =====

                                  RISK FACTORS

         Prospective purchasers of New Preferred Securities should consider carefully all of the information contained in this Prospectus including the information in the documents incorporated by reference and, in particular, should evaluate the specific factors set forth below for risks involved with an investment of the New Preferred Securities. To the extent any of the information herein or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE TRUST GUARANTEE, DEBT GUARANTEE AND SUBORDINATED DEBENTURES

         The Company's obligations under the Trust Guarantee are unsecured and rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Debt Guarantee, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company, and with any guarantee now or hereafter issued by the Company in respect of any preferred stock or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock.

         The obligations of the Company under the Debt Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company but will at all times be senior to common and preferred equity of the Company.

         The obligations of AAG Holding under the Subordinated Debentures are unsecured and will rank subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Indebtedness of AAG Holding and will be structurally subordinated to all existing and future liabilities and obligations of AAG Holding's subsidiaries. The obligations of AAG Holding under the Subordinated Debentures will at all times be senior to common and preferred equity of AAG Holding.

         At March 31, 1997, the aggregate amount of Senior Indebtedness and liabilities and obligations of AAG Holding's subsidiaries that would have structurally ranked senior to the Subordinated Debentures was approximately $6.5 billion. There are no terms in the Preferred Securities, the Subordinated Debentures, the Debt Guarantee or the Trust Guarantee that limit the ability of the Company, AAG Holding or any of their subsidiaries to incur additional indebtedness, liabilities or obligations, including indebtedness, liabilities or obligations that rank senior to the Subordinated Debentures, the Debt Guarantee and the Trust Guarantee. See "Description of Trust Guarantee-Status of the Trust Guarantee" and "Description of the Subordinated Debentures and Debt Guarantee--Subordination."

HOLDING COMPANY STRUCTURE; DIVIDEND RESTRICTIONS

         The Company and AAG Holding are insurance holding companies whose operations are conducted through GALIC, their principal subsidiary, and other subsidiaries. AAG Holding's cash flow is derived principally from dividends on the capital stock of GALIC and tax allocation payments from GALIC. Accordingly, the ability of the Company and AAG Holding to generate cash flow is dependent primarily on such tax allocation payments and, subject to regulation and limitations by the insurance laws and insurance department of Ohio, dividends from GALIC. Claims of creditors of GALIC and the other subsidiaries of AAG Holding, including policyholders, will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of AAG Holding, even though such subsidiary obligations do not constitute Senior Indebtedness. In addition, in the event of a default on AAG Holding's debt or an insolvency, liquidation or other reorganization of AAG Holding, the creditors and stockholders of AAG Holding will have no right to proceed against the assets of GALIC or to cause it to be liquidated, rehabilitated or placed in receivership or conservatorship. If GALIC were to be liquidated, such liquidations would be conducted by or under the supervision of the Ohio Insurance Commissioner as the receiver with respect to GALIC's property and business.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures and Debt Guarantee against AAG Holding and the Company. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures and the Debt Guarantee. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures or under the Debt Guarantee, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding to enforce the Property Trustee's rights under such Subordinated Debentures or against the Company under the Debt Guarantee without first instituting any legal proceedings against such Property Trustee or any other person or entity, including, in the case of the Debt Guarantee, against the Company. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest, principal or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payments are otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against AAG Holding for enforcement of payment on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder (a "Direct Action") on or after the respective due dates specified in the Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Preferred Securities to the extent of any payment made by the Company to such record holder of Preferred Securities pursuant to the Debt Guarantee. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures unless the Property Trustee fails to do so. See "Description of the Preferred Securities-Declaration Events of Default" and "Description of the Subordinated Debentures and Debt Guarantee-Indenture Events of Default."

TRUST DISTRIBUTIONS DEPENDENT ON AAG HOLDING'S PAYMENTS ON SUBORDINATED
DEBENTURES

         The Trust's ability to make distributions and other payments on the Preferred Securities is dependent upon AAG Holding making interest and other payments on the Subordinated Debentures or upon the Company making such payments pursuant to the Debt Guarantee. If AAG Holding were not to make payments on the Subordinated Debentures for any reason, including as a result of AAG Holding's election to defer the payment of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures and the Company does not make such payments under the Debt Guarantee, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Trust Guarantee because distributions and other payments on the Preferred Securities are subject to such Trust Guarantee only if and to the extent that the Trust has funds available therefor. See "Description of Trust Guarantee-General" and "Effect of Obligations Under the Subordinated Debentures, the Debt Guarantee and the Trust Guarantee."

OPTION TO EXTEND INTEREST PAYMENT PERIOD OR CHANGE MATURITY DATE

         AAG Holding has the right under the Indenture to (a) defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures or
(b) extend or shorten the maturity date of the Subordinated Debentures. See "Description of the Subordinated Debentures and Debt Guarantee-Option to Change Scheduled Maturity Date" and "Description of the Subordinated Debentures and Debt Guarantee-Option to Extend Interest Payment Period." As a consequence of an extension of the interest payment period, semi-annual distributions on the Preferred Securities would be deferred (but despite such deferral, to the extent permitted by law, would continue to accrue with interest thereon compounded semi-annually) by the Trust during any such Extension Period. AAG Holding has the right to defer payments of interest on the Subordinated Debentures, from time to time, for up to 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Maturity Date (as defined herein) of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. If AAG Holding exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) the Company and AAG Holding shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) the Company and AAG Holding shall not, directly or indirectly, and will not allow any of their subsidiaries to, make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company or AAG Holding that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of the common stock of the Company or AAG Holding as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's or AAG Holding's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company's or AAG Holding's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company or AAG Holding payable in common stock of such company. AAG Holding may further extend the interest payment period; provided that each Extension Period, if any, may not exceed 10 consecutive semi-annual periods and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, AAG Holding may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths prior to the Maturity Date of the Subordinated Debentures. AAG Holding has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should AAG Holding determine to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. See "Description of the Preferred Securities-Distributions" and "Description of the Subordinated Debentures and Debt Guarantee-Option to Extend Interest Payment Period."

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD

         Should AAG Holding exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of the Preferred Securities. As a result, each such holder of the Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of AAG Holding's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities that do not have such feature. See "United States Federal Income Taxation-Interest Income and Original Issue Discount."

SPECIAL EVENT REDEMPTION

         Upon the occurrence of a Special Event, AAG Holding will have the right to redeem the Subordinated Debentures, in whole (but not in part), in which event the Trust will redeem all outstanding Trust Securities. See "Description of the Preferred Securities-Special Event Redemption."

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

         At any time, AAG Holding will have the right to terminate the Trust and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation-Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

         If AAG Holding elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures to a date not earlier than January 15, 2007 or extend the maturity of such Subordinated Debentures to a date which is not later than the earlier of (i) January 15, 2046 or (ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures and Debt Guarantee-Option to Change Scheduled Maturity Date."

         There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may acquire, whether pursuant to the Exchange Offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Old Preferred Securities. In addition, because AAG Holding has the right to shorten or extend the maturity of the Subordinated Debentures upon the termination of the Trust and the distribution of the Subordinated Debentures to the holders of the Preferred Securities, there can be no assurance that AAG Holding will not exercise its option to change the maturity of the Subordinated Debentures upon such an event. Because holders of Preferred Securities may receive Subordinated Deben-tures upon any election by AAG Holding to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the

Subordinated Debentures and should review carefully all the information regarding the Subordinated Debentures, the Company and AAG Holding contained herein. See "Description of the Preferred Securities-Distribution of the Subordinated Debentures" and "Description of the Subordinated Debentures and Debt Guarantee."

PROPOSED TAX LAW CHANGES

         On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress which would have, among other things, generally denied interest deductions for interest or OID on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the consolidated balance sheet of the issuer. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If these provisions were to apply to the Subordinated Debentures, AAG Holding would not be able to deduct interest on the Subordinated Debentures. However, leaders of the Senate Finance and House Ways and Means Committees opposed application of any such provisions, if adopted, to instruments issued prior to the date of appropriate congressional action. The 104th Congress adjourned without enacting the Bill. On February 7, 1997, as part of its 1998 budget proposal, the Administration made proposals similar to those of March 19, 1996, except that the denial of interest or OID deductions would apply to instruments with maximum terms of over 15 years. However, the proposals would be effective only for instruments issued on or after the date of first Committee action. No such committee action has taken place. There can be no assurance, however, that current or future legislative or administrative proposals or final legislation will not adversely affect the ability of AAG Holding to deduct interest on the Subordinated Debentures or otherwise affect the tax treatment described herein. Such a change, therefore, could give rise to a Tax Event, which would permit AAG Holding to cause a redemption of the Preferred Securities or to dissolve the Trust and distribute the Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities-Special Event Redemption" and "United States Federal Income Taxation."

LIMITED VOTING RIGHTS

         Holders of Preferred Securities will have only limited voting rights, primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees (as defined herein). Voting rights with respect to Trustee matters are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities-Voting Rights."

ABSENCE OF PUBLIC MARKET FOR SECURITIES

         Although the New Preferred Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company, AAG Holding or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Accordingly, no assurance can be given that an active public or other market will develop for the New Preferred Securities or as to the liquidity of or the trading market for the New Preferred Securities. The New Preferred Securities will be a new issue of securities for which there currently is no established trading market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Preferred Securities. The Company currently is obligated to apply for listing of the New Preferred Securities on The New York Stock Exchange, or such other exchange on which similar securities of AAG are listed, upon request of the holders of a majority in aggregate liquidation amount of the New Preferred Securities, provided that the New Preferred Securities so qualify for listing. If an active public market does not develop, the market price and liquidity of the New Preferred Securities may be adversely affected.

         If a public trading market develops for the New Preferred Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Preferred Securities may trade at a discount.

         Notwithstanding the registration of the New Preferred Securities, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company, AAG Holding or the Trust may publicly offer for sale or resell the New Preferred Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives New Preferred Securities for its own account in exchange for Old Preferred Securities, where such Old Preferred Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Securities.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD PREFERRED SECURITIES

         The Old Preferred Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Preferred Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Preferred Securities that remain outstanding will not be entitled to any increase in the distribution rate thereon or any rights to have such old Preferred Securities registered under the Securities Act by the Company. The Company, AAG Holding and the Trust do not intend to register under the Securities Act any Old Preferred Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

EXCHANGE OFFER PROCEDURES

         Issuance of the New Preferred Securities in exchange for Old Preferred Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Preferred Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Preferred Securities desiring to tender such Old Preferred Securities in exchange for New Preferred Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Preferred Securities for exchange.

                                USE OF PROCEEDS

         None of the Company, AAG Holding nor the Trust will receive any cash proceeds from the issuance of the New Preferred Securities offered hereby. The New Preferred Securities will be exchanged for Old Preferred Securities in like liquidation amount, which will be retired and canceled. The cash proceeds from the sale of the Old Preferred Securities were used to purchase Old Subordinated Debentures.

                                   THE TRUST

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, as amended, executed by AAG Holding, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Trustees"), (the "Declaration") and (ii) the filing of a certificate of trust with the Secretary of State of Delaware on March 4, 1997. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). AAG Holding directly or indirectly owns all of the issued and outstanding Common Securities of the Trust which represent over 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and
(iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to the Declaration, the number of the Trustees will initially be four. Two of the Trustees (the "Regular Trustees") are persons who are employees or officers of, or who are affiliated with, AAG. The third trustee is a financial institution that is not affiliated with AAG that will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fourth trustee is a natural person who is a resident of the State of Delaware or a legal entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The Bank of New York acts as the Property Trustee and The Bank of New York (Delaware), an affiliate of the Property Trustee, acts as the Delaware Trustee, in each case until removed or replaced by the holder of the Common Securities. The Bank of New York also acts as indenture trustee under the Trust Guarantee (the "Preferred Securities Guarantee Trustee") and as Exchange Agent. See "Description of Trust Guarantee" and "The Exchange Offer."

         The Property Trustee holds title to the Subordinated Debentures and the Debt Guarantee for the benefit of the Trust and the holders of the Trust Securities and, so long as the Subordinated Debentures and Debt Guarantee are held by the Trust, the Property Trustee will have the power to exercise all rights, powers, and privileges of a holder of Subordinated Debentures under the Indenture (as defined in

"Description of the Subordinated Debentures and Debt Guarantee" herein) and Debt Guarantee. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Preferred Securities.

         AAG Holding, as the holder of all the Common Securities, has the right to appoint, remove or replace any Trustee (subject to the limitations set forth in the Declaration) and to increase or decrease the number of the Trustees. AAG Holding pays all fees, expenses and obligations (other than with respect to the Trust Securities) related to the Trust and the offering of the Trust Securities. See "Description of the Preferred Securities."

         The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), the Indenture and the Trust Indenture Act. See "Description of the Preferred Securities."

                                  THE COMPANY

         AAG is a holding company which, through its subsidiaries, is engaged principally in the sale of tax-deferred annuities and life and health insurance. AAG's primary operating subsidiary is Great American Life Insurance Company ("GALIC"). GALIC sells annuities primarily to employees of qualified not-for-profit organizations under Section 403(b) of the Internal Revenue Code. AAG acquired GALIC in December 1992. At December 31, 1996, GALIC had statutory assets in excess of $5.7 billion.

         GALIC has several life insurance subsidiaries including (i) American Memorial Life Insurance Company ("American Memorial"), which markets individual life insurance and annuity policies for the pre-need industry, (ii) Annuity Investors Life Insurance Company ("AILIC"), which markets group and individual variable annuities, and (iii) Loyal American Life Insurance Company ("Loyal"), which markets various forms of supplemental life insurance and health insurance through payroll deduction plans and financial institutions.

         American Financial Group, Inc. and its subsidiaries ("AFG") collectively own approximately 81% of the Company's outstanding Common Stock.

                                 CAPITALIZATION

         The following table sets forth the historical capitalization of the Company at March 31, 1997 (in millions).

Notes payable ...................................................................................      $121.8
Mandatorily redeemable preferred securities of subsidiary trusts.................................       150.0

Stockholders' equity:
         Common Stock, $1.00 par value ..........................................................        43.2
         Capital surplus ........................................................................       358.8
         Accumulated deficit at December 31, 1992 ...............................................      (212.6)
         Retained earning since January 1, 1993 .................................................       204.5
         Unrealized gain on marketable securities, net...........................................        22.5
                                                                                                      -------
                  Total stockholders' equity ....................................................       416.4
                                                                                                       ------
Total capitalization ............................................................................      $688.2
                                                                                                       ======

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with the Company's financial statements with the Preferred Securities accounted for and captioned in the consolidated balance sheet directly above stockholders' equity.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the Company and its subsidiaries. Fixed charges are computed on a "total enterprise" basis. For purposes of calculating the ratios, earnings have been computed by adding to pretax earnings (excluding discontinued operations) the fixed charges and the minority interest in earnings of subsidiaries having fixed charges and deducting (adding) the undistributed equity in earnings (losses) of investees. Fixed charges include interest (excluding interest on annuity benefits), amortization of debt issue expense, preferred dividend requirements and a portion of rental expense deemed to be representative of the interest factor.

                                                     THREE MONTHS ENDED MARCH 31       YEAR ENDED DECEMBER 31,
                                                     ---------------------------     -------------------------
                                                       1997          1996            1996     1995      1994
                                                       ----          ----            ----     ----      ----
Ratio of earnings to fixed charges (1) ......          4.6           5.6              5.4        6.0      3.8

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Preferred Securities, the Company, AAG Holding and the Trust entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the purchasers of the Old Preferred Securities (the "Purchasers"), pursuant to which the Company, AAG Holding and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Preferred Securities for preferred securities with terms identical in all material respects to the terms of the Old Preferred Securities. A copy of the Registration Rights Agreement is an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company, AAG Holding and the Trust under the Registration Rights Agreement. The form and terms of the New Preferred Securities are the same as the form and terms of the Old Preferred Securities except that the New Preferred Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Preferred Securities Upon consummation of the Exchange Offer, holders of Old Preferred Securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Preferred Securities" and "Description of Preferred Securities."

     As soon as practicable after the Expiration Date, and as an integral part of their obligations under the Registration Rights Agreement, the Company (or AAG Holding, as the case may be) will exchange the Old Trust Guarantee for the New Trust Guarantee, all of the Old Subordinated Debentures, of which $77,320,000 aggregate principal amount is outstanding, for a like aggregate principal of the New Subordinated Debentures and the Old Debt Guarantee for the New Debt Guarantee. The New Trust Guarantee, the New Subordinated Debentures and the New Debt Guarantee have been registered under the Securities Act.

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Preferred Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Holders of Old Preferred Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Preferred Securities are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

TERMS OF THE EXCHANGE

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $75,000,000 aggregate liquidation amount of New Preferred Securities for a like aggregate liquidation amount of Old Preferred Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, $1,000 liquidation amount of New Preferred Securities in exchange for each $1,000 liquidation amount of outstanding Old Preferred Securities tendered and accepted in connection with the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Preferred Securities being tendered. As of the date of this Prospectus, $75,000,000 aggregate liquidation amount of the Old Preferred Securities is outstanding.

     If any tendered Old Preferred Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Preferred Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Preferred Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Preferred Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

     Each holder who tenders Old Preferred Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Preferred Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Preferred Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Preferred Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Preferred Securities tendered pursuant to the Exchange Offer.

     The Trust reserves the right in its sole discretion to (a) purchase or make offers for any Old Preferred Securities that remain outstanding subsequent to the Expiration Date, (b) as set forth under "--Expiration Date; Extensions; Amendments," to terminate the Exchange Offer and (c) to the extent permitted by applicable law, purchase Old Preferred Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on June 18, 1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company, AAG Holding and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Preferred Securities for exchange or to terminate the Exchange Offer (whether or not any Old Preferred Securities have theretofore been accepted for exchange) if the Company, AAG Holding and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (ii) to extend the Expiration Date of the Exchange Offer and retain all Old Preferred Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Preferred Securities to withdraw their tendered Old Preferred Securities as described under "--Withdrawal Rights," and
(iii) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect deemed by them to be advantageous to the holders of the Old Preferred Securities. If the Exchange Offer is amended in a manner determined by the Company, AAG Holding and the Trust to constitute a material change, or if the Company, AAG Holding and the Trust waive a material condition of the Exchange Offer, the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Preferred Securities, and the Company , AAG Holding and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Trust may choose to make any public announcement and subject to applicable law, the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

RESALES OF NEW PREFERRED SECURITIES

     The Trust is making the Exchange Offer for the Old Preferred Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions relating to the transferability of the exchanged securities following registration. However, none of the Company, AAG Holding nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company, AAG Holding and the Trust believe that New Preferred Securities issued pursuant to this Exchange Offer in exchange for Old Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New

Preferred Securities. However, any holder of Old Preferred Securities who is an "affiliate" of the Company, AAG Holding or the Trust (within the meaning of Rule 405 under the Securities Act ) or who intends to participate in the Exchange Offer for the purpose of distributing New Preferred Securities, or any broker-dealer who purchased Old Preferred Securities from the Trust to resell them pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Preferred Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Preferred Securities for New Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Preferred Securities.

     Each holder of Old Preferred Securities who desires to exchange Old Preferred Securities for New Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, AAG Holding or the Trust, (ii) any New Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Preferred Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Preferred Securities. In addition, the Company, AAG Holding and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company, AAG Holding and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company, AAG Holding and the Trust believe that broker-dealers who acquired Old Preferred Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Preferred Securities received upon exchange of such Old Preferred Securities (other than Old Preferred Securities which represent an unsold allotment from the original sale of the Old Preferred Securities) with this Prospectus, as it may be amended or supplemented from time to time. Subject to certain provisions set forth in the Registration Rights Agreement, the Company, AAG Holding and the Trust have agreed that this Prospectus as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Preferred Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each Participating Broker-Dealer who surrenders Old Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company, AAG Holding or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker Dealer will suspend the sale of New Preferred Securities pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Preferred Securities may be resumed, as the case may be.

BROKER-DEALER CONSIDERATIONS

     Each broker-dealer that receives New Preferred Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Preferred Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Preferred Securities received in exchange for Old Preferred Securities if such Old Preferred Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Preferred Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Resales of New Preferred Securities". The Company will not receive any cash proceeds from the issuance of the New Preferred Securities offered hereby. New Preferred Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Preferred Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchases of any such New Preferred Securities. Any broker-dealer that resells New Preferred Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Preferred Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW PREFERRED SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Preferred Securities for Old Preferred Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Preferred Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Preferred Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Preferred Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Preferred Securities, Letters of Transmittal and related documents and transmitting New Preferred Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Preferred Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Preferred Securities) or the Company, AAG Holding and the Trust extend the Exchange Offer or they are unable to accept for exchange or exchange Old Preferred Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Preferred Securities and such Old Preferred Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

PROCEDURES FOR TENDERING OLD PREFERRED SECURITIES

     Valid Tender. Except as set forth below, in order for Old Preferred Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under Exchange Agent," and one of the following must apply: (i) tendered Old Preferred Securities must be received by the Exchange Agent, or (ii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the Old Preferred Securities represented by a certificate are tendered, a tendering holder should fill in the amount of Old Preferred Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Preferred Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL,

RETURN RECEIPT REQUESTED, PROPERTY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Signature Guarantees. Certificates for the Old Preferred Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Preferred Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Preferred Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule l7Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein) : (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Preferred Securities pursuant to the Exchange Offer and the certificates for such Old Preferred Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, such Old Preferred Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with.

         (i)   such tenders are made by or through an Eligible
      Institution;

         (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

         (iii) the certificates representing all tendered Old Preferred Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provisions hereof, the delivery of New Preferred Securities in exchange for Old Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Preferred Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Preferred Securities might not be made to all tendering holders at the same time, and will depend upon when Old Preferred Securities, book-entry confirmations with respect to Old Preferred Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Preferred Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Preferred Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Trust reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Trust, be unlawful. The Trust also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Preferred Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Preferred Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Trust, any affiliates or assigns of the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust, proper evidence satisfactory to the Trust, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Preferred Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Preferred Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Preferred Securities to be withdrawn, the aggregate principal amount of Old Preferred Securities to be withdrawn, and (if certificates for such Old Preferred Securities have been tendered) the name of the registered holder of the Old Preferred Securities as set forth in the Old Preferred Securities, if different from that of the person who tendered such Old Preferred Securities. If Old Preferred Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Preferred Securities, the tendering holder must submit the serial numbers shown on the particular Old Preferred Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Preferred Securities tendered for the account of an Eligible Institution. Withdrawals of tenders of Old Preferred Securities may not be rescinded. Old Preferred Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Preferred Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Trust, any affiliates or assigns of the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Preferred Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW PREFERRED SECURITIES

     Each New Preferred Security will pay cumulative distributions from the most recent date distributions were made on the Old Preferred Securities surrendered in exchange for such New Preferred Securities or, if no distributions have been paid on such Old Preferred Securities, from March 11, 1997. Holders of the Old Preferred Securities whose Old Preferred Securities are accepted for exchange will not receive accumulated distributions on such Old Preferred Securities for any period from and after the last date distributions were made on such Old Preferred Securities prior to the original issue date of the New Preferred Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Preferred Securities, and will be deemed to have waived the right to receive any distributions on such Old Preferred Securities accumulated from and after March 11, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Preferred Securities for any New Preferred Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Preferred Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Preferred Securities issued pursuant to the Exchange Offer in exchange for Old Preferred Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company, AAG Holding or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Preferred Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Preferred Securities;

         (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Trust's judgment, would reasonably be expected to impair the ability of the Trust to proceed with the Exchange Offer;

         (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Trust's judgment, would reasonably be expected to impair the ability of the Trust to proceed with the Exchange Offer;

         (d) a banking moratorium shall have been declared by United States federal or Ohio state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Trust to proceed with the Exchange Offer;

         (e) trading on the New York Stock Exchange or generally in the over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Trust's judgment, would reasonably be expected to impair the ability of the Trust to proceed with the Exchange Offer;

         (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

         (g) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Trust, might materially impair the ability of the Trust to proceed with the Exchange Offer; or

         (h) after conferring with counsel, a Tax Event has occurred after the date of original issuance of the Old Preferred Securities or there is more than an insubstantial risk that a Tax Event will occur prior to the time that the Exchange Offer is consummated.

     If the Company, AAG Holding and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company, AAG Holding and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Preferred Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company, AAG Holding and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Preferred Securities, and the Company, AAG Holding and the Trust will extend the Exchange Offer to the extent and in the manner required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Company will serve as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

      By Registered or Certified Mail, Overnight Delivery or Hand Delivery

                          American Annuity Group, Inc.
                             250 East Fifth Street
                          10th Floor, Chiquita Center
                             Cincinnati, Ohio 45202
                          Attention: Mark F. Muething
                           Telephone: (513) 333-5515
                           Facsimile: (513) 357-3397

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Preferred Securities, and in handling or tendering for their customers.

     Holders who tender their Old Preferred Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Preferred Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Preferred Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Preferred Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     None of the Company, AAG Holding nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Old Preferred Securities are, and the New Preferred Securities will be, issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Preferred Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned, directly or indirectly, by AAG Holding. The Common Securities will have equivalent terms to and rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. In addition, holders of the Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove the Trustees and to increase or decrease the number of the Trustees. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold the Subordinated Debentures and the Debt Guarantee for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of Trust Guarantee." The Trust Guarantee, the Indenture, the Subordinated Debentures and the Debt Guarantee issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. The Trust Guarantee will be held by The Bank of New York, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Trust Guarantee only covers payment of distributions when AAG Holding or the Company has made the corresponding payment of interest or principal on the Subordinated Debentures or Debt Guarantee held by the Trust. In the absence of such payment of interest or principal, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights as the holder of the Subordinated Debentures except in the limited circumstances where the holder may take direct action against AAG Holding. See-"Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum of 8-7/8% of the stated liquidation amount of $1,000 per Preferred Security. Distributions in arrears for more than one semi-annual period will (to the extent permitted by applicable law) bear interest thereon from and including the last day of such semi-annual period at the rate per annum of 8-7/8% thereof compounded semi-annually. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full semi-annual period, on the basis of the actual number of days elapsed in such 180 day period.

     Distributions on the Preferred Securities will be cumulative, will accrue from March 11, 1997 and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1997, when, as and if available for payment by the Property Trustee, except as otherwise described below.

     AAG Holding has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which right, if exercised, would defer semi-annual distributions on the Preferred Securities (although to the extent permitted by law, such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. AAG Holding has the right to defer payments of interest on the Subordinated Debentures, from time to time, for up to 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Maturity Date of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. If that AAG Holding exercises this right, then during any Extension Period (a) neither the Company nor AAG Holding shall declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of their capital stock and (b) the Company and AAG Holding shall not, directly or indirectly, and will not allow any of their subsidiaries to, make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Company or AAG Holding that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of the common stock of the Company or AAG Holding as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's or AAG Holding's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company or AAG Holding's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company or AAG Holding payable in common stock. AAG Holding may further extend the interest payment period; provided that each Extension Period, if any, may not exceed 10 consecutive semi-annual periods and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, AAG Holding may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures and Debt Guarantee-Interest" and "Description of the Subordinated Debentures and Debt Guarantee-Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date for distributions due at the end of such deferral period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from AAG Holding under the Subordinated Debentures or from the Company under the Debt Guarantee. See "Description of the Subordinated Debentures and Debt Guarantee." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of Trust Guarantee." The Trust Guarantee, the Indenture, the Subordinated Debentures issued to the Trust and the Subordinated Debt Guarantee, provide a full and unconditional guarantee by the Company of the Preferred Securities.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates. Such distributions will be paid through the Property Trustee, which will hold amounts received in respect of the Subordinated Debentures and Debt Guarantee in the Property Account for the benefit of the holders of the Trust Securities. The relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates. Such record date is currently fifteen days prior to the applicable payment date. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date will cease to be payable to the person in whose name such Preferred Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Securities are registered on the special record date or other specified date determined in accordance with the Indenture. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY REDEMPTION

     Unless a Special Event has occurred, the Preferred Securities will not be redeemable prior to March 1, 2007. Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Preferred Securities and Common Securities, on a pro rata basis, upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption. If less than all of the Subordinated Debentures are to repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and Common Securities.

SPECIAL EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Subordinated Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by AAG Holding for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, AAG Holding shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures in whole (but not in part), for cash within 90 days following the occurrence of such Special Event, and, following such redemption, all Trust Securities shall be redeemed by the Trust at the Redemption Price.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     At any time, AAG Holding will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures and Debt Guarantee to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures and Debt Guarantee should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation-Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     After the date for any distribution of Subordinated Debentures, together with the Debt Guarantee, upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) the record holders of the Preferred Securities will receive certificates representing the Subordinated Debentures to be delivered upon such distribution in exchange for the Preferred Securities held by such holders.

     If AAG Holding elects to liquidate the Trust and thereby causes the Subordinated Debentures and Debt Guarantee to be distributed to holders of the Preferred Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures to a date not earlier than March 1, 2007 or extend the maturity of such Subordinated Debentures to a date not later than the earlier of (a) January 15, 2046 or (b) the Interest Deduction Date (as defined herein), provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures and Debt Guarantee-Option to Change Scheduled Maturity Date."

     There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may acquire, whether pursuant to the Exchange Offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress which would have, among other things, generally denied interest deductions for interest or OID on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the consolidated balance sheet of the issuer. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If these provisions were to apply to the Subordinated Debentures, AAG Holding would not be able to deduct interest on the Subordinated Debentures. However, leaders of the Senate Finance and House Ways and Means Committees opposed application of any such provisions, if adopted, to instruments issued prior to the date of appropriate congressional action. The 104th Congress adjourned without enacting the Bill. On February 7, 1997, as part of its 1998 budget proposal, the Administration made proposals similar to those of March 19, 1996, except that the denial of interest or OID deductions would apply to instruments with maximum terms of over 15 years. However, the proposals would be effective only for instruments issued on or after the date of first Committee action. No such committee action has taken place. There can be no assurance, however, that current or future legislative or administrative proposals or final legislation will not adversely affect the ability of AAG Holding to deduct interest on the Subordinated Debentures or otherwise affect the tax treatment described herein. Such a change, therefore, could give rise to a Tax Event, which would permit AAG Holding to cause a redemption of the Preferred Securities or to dissolve the Trust and distribute the Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities-Special Event Redemption" and "United States Federal Income Taxation."

REDEMPTION PROCEDURES

     The Trust may not redeem any of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that AAG Holding has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the depository funds sufficient to pay the applicable Redemption Price and will give the depository irrevocable instructions to pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day fails in the next calendar year, such payment will be made on the immediately preceding Business Day. If AAG Holding fails to repay the Subordinated Debentures on maturity or payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all semi-annual distribution periods terminating on or prior to the date of redemption. If less than all of the Preferred Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the liquidation amount of Preferred Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Security selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Preferred Securities which has been or is to be redeemed.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company, AAG Holding or their affiliates may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive on a pro rata basis, solely out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of AAG Holding as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture, the Subordinated Debentures issued to the Trust and the Subordinated Debenture Guarantee, provide a full and unconditional guarantee by the Company of the Preferred Securities.

DISSOLUTION AND TERMINATION

     Pursuant to the Declaration, the Trust shall dissolve upon the earliest of
(i) March 1, 2046, (ii) the bankruptcy of the Company or AAG Holding, (iii) the filing of a certificate of dissolution or its equivalent with respect to the Company or AAG Holding, the consent of the holders of at least a majority in liquidation amount of the Trust Securities to the filing of a certificate of cancellation with respect to the Trust or the revocation of the charter of the Company or AAG Holding and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon satisfaction of the liabilities of creditors of the Trust as provided by applicable law, in the event the Subordinated Debentures shall have been distributed to holders of the Preferred Securities in liquidation of the Trust, (v) the entry of a decree of a judicial dissolution of the Company, AAG Holding or the Trust, or (vi) the redemption of all the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding of the Trust, the Trustee shall file a certificate of cancellation terminating the Trust.

DECLARATION EVENTS OF DEFAULT

     An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Event of Default with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Declaration Event of Default, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. Each of AAG Holding and the Company is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures or Debt Guarantee held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding or the Company to enforce the Property Trustee's rights under such Subordinated Debentures or Debt Guarantee without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest, principal or other required payment on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against AAG Holding for enforcement of payment on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder. In connection with such Direct Action, AAG Holding will be subrogated to the rights of such record holder of Preferred Securities to the extent of any payment made by AAG Holding to such record holder of Preferred Securities.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of Trust Guarantee-Modification of the Trust Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures and Debt Guarantee, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures and Debt Guarantee, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent should be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority in principal amount of Subordinated Debentures affected thereby (a "Super-Majority"), the Property Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     If the consent of the Property Trustee, as the holder of the Subordinated Debentures and Debt Guarantee, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     Holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by AAG Holding as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (il) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) AAG Holding expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures and the Company expressly acknowledges such trustee of such successor entity as the holder of the Debt Guarantee, (iii) the Preferred Securities or any Successor Securities with respect to the Preferred Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities with respect to the Preferred Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) the Trust will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust Securities not to be treated as owning an undivided interest in the Subordinated Debentures.

EXPENSES AND TAXES

     In the Indenture, AAG Holding has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of AAG Holding under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of AAG Holding directly against AAG Holding, and AAG Holding has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against AAG Holding. AAG Holding has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration, in the terms of the Trust Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as Preferred Securities Guarantee Trustee.

PAYING AGENT

     The Property Trustee acts as the initial paying agent. The Company may designate an additional or substitute paying agent at any time.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or AAG Holding may require) in respect of any tax or other government charges that may be imposed in relation to it

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. AAG Holding is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of AAG Holding for United States federal income tax purposes. In this connection, AAG Holding and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Articles of Incorporation of AAG Holding, that each of AAG Holding and the Regular Trustees determines in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

                         DESCRIPTION OF TRUST GUARANTEE

     The Old Trust Guarantee was executed and delivered by the Company concurrently with the issuance of the Old Preferred Securities for the benefit of the holders from time to time of the Preferred Securities. As soon as practicable after the Expiration Date, the Old Trust Guarantee will be exchanged by the Company for the New Trust Guarantee. The New Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as independent indenture trustee for Trust Indenture Act purposes under the New Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of the Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary of certain provisions of the Trust Guarantee does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of New Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The New Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the Trust.

GENERAL

     Pursuant to the Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Trust Guarantee Payments (as defined below) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Trust Guarantee Payments"), to the extent not paid by the Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debentures) the lesser of (a) the aggregate of the liquidation amount and ail accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining for distribution to holders of such Preferred Securities in liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Trust Guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If AAG Holding does not make interest or principal payments on the Subordinated Debentures purchased by the Trust and the Company does not fulfill its obligations under the Debt Guarantee, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor.

     The Company has also agreed to guarantee the obligations of the Trust with respect to the Common Securities (the "Trust Common Guarantee") to the same extent as the Trust Guarantee, except that, if an Event of Default under the Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Trust Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event of default under the Trust Guarantee or a Declaration Event of Default under the Declaration, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Trust Guarantee and
(c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee or the Debt Guarantee); provided, however, that the Company may declare and pay a stock dividend where the dividend is paid in the form of the same stock as that on which the dividend is being paid.

MODIFICATION OF THE TRUST GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities is set forth above under "Description of the Preferred Securities-Voting Rights." All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Trust Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

     The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE TRUST GUARANTEE

     The Trust Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Subordinated Debentures held by the Trust to the holders of all of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Trust Guarantee.

STATUS OF THE TRUST GUARANTEE

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.

     The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantee will be governed by and construed in accordance with the law of the State of New York.

         DESCRIPTION OF THE SUBORDINATED DEBENTURES AND DEBT GUARANTEE

     The Old Subordinate Debentures were issued and the New Subordinated Debentures are to be issued under the Indenture, dated as of March 11, 1997 (the "Indenture"), among AAG Holding as issuer, AAG, as Guarantor, and The Bank of New York, as Trustee (the "Indenture Trustee"), the form of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture. The following description does not purport to be complete and is subject to, and is qualified in its entirely by reference to, the Indenture.

     At any time, AAG Holding will have the right to liquidate the Trust and cause the Subordinated Debentures and Debt Guarantee to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities-Distribution of the Subordinated Debentures."

GENERAL

     The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to approximately $77.3 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by AAG Holding in exchange for the Common Securities.

     The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as hereinafter defined), if any, on January 15, 2027, subject to the election of AAG Holding to shorten or extend the scheduled maturity date of the Subordinated Debentures, which election, in the case of an extension of the scheduled maturity date, is subject to AAG Holding satisfying certain financial conditions. See "-Option to Change Scheduled Maturity Date." The Subordinated Debentures will be fully and unconditionally guaranteed on a subordinated basis as to principal, premium, if any, and interest by the Company.

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, it is presently anticipated that such Subordinated Debentures will be issued in definitive certificated form, such Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Principal and interest are payable, the transfer of the Subordinated Debentures is registrable and Subordinated Debentures is exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the principal corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of AAG Holding by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain provisions that afford the holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or AAG Holding or other similar transaction that may adversely affect such holders.

DEBT GUARANTEE

     The Indenture provides that the Company will fully and unconditionally guarantee the due and punctual payment of the principal and interest on the Subordinated Debentures when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Since AAG is a holding company, the right of the Company and, hence, the right of creditors of the Company (including the holders of the Subordinated Debentures) to participate in any distribution of the assets of any subsidiaries of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of its subsidiaries, except to the extent that claims of the Company itself as a creditor of a subsidiary may be recognized.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of AAG Holding and that the Debt Guarantee is subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal of (including redemption payments), premium, if any, or interest on, the Subordinated Debentures and no payment under the Debt Guarantee may be made if any Senior Indebtedness of AAG Holding or the Company, as the case may be, is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any Senior Indebtedness of AAG Holding or the Company, as the case may be, has been accelerated because of a default. Upon any distribution of assets of AAG Holding or the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness of AAG Holding or the Company, as the case may be, (including interest after the commencement of any bankruptcy insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) must be first paid in full before the holders of Subordinated Debentures or the Debt Guarantee are entitled to receive or retain any payment The rights of the holders of the Subordinated Debentures and the Debt Guarantee will be subrogated to the rights of the holders of Senior Indebtedness of AAG Holding or the Company, as the case may be, to receive payments or distributions applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Debentures or the Debt Guarantee, as the case may be, (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) are paid in full. In addition, the Subordinated Debentures and the Debt Guarantee will rank at least pari passu with all other subordinated debt securities and debt guarantees initially issued to other trusts, partnerships or other entities affiliated with the Company in connection with an issuance of securities similar to the Preferred Securities.

     The term "Senior Indebtedness" means (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor; (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, including under all support agreements or guarantees by such obligor of debentures, notes and other securities issued by its subsidiaries; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor); except in each case for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, and (2) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with AAG Holding or the Company that is a financing entity for such obligor (a "financing entity") in connection with the issuance by such financing entity of securities that are similar to the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by AAG Holding or the Company.

OPTIONAL REDEMPTION

     The Subordinated Debentures are not redeemable prior to March 1, 2007 unless a Special Event has occurred. The Subordinated Debentures are redeemable prior to maturity at the option of the Company on or after March 1, 2007, in whole or in part at any time at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

                             Year                        Percentage
                             ----                        ----------
                             2007                          104.44%
                             2008                          103.99%
                             2009                          103.55%
                             2010                          103.11%
                             2011                          102.66%
                             2012                          102.22%
                             2013                          101.77%
                             2014                          101.33%
                             2015                          100.89%
                             2016                          100.43%

         On or after March 1, 2017, the redemption price will be 100%, plus accrued and unpaid interest, if any, to the date of redemption.

         The Subordinated Debentures are also redeemable at any time in whole (but not in part), within 90 days of the occurrence of a Special Event, at a redemption price equal to 100% of the principal amount of such Subordinated Debentures.

INTEREST

         Each Subordinated Debenture shall bear interest at the rate of 87/8% per annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1997, to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Any installment of interest not punctually paid will cease to be payable to the holders of the Subordinated Debentures on the regular record date and may be paid to the person in whose name the Subordinated Debentures are registered at the close of business on a special record date to be fixed by the Indenture Trustee for the payment of such defaulted interest, notice of which shall be given to the holders of the Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, system or organization.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such 180 day period. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO CHANGE SCHEDULED MATURITY DATE

         The Scheduled Maturity Date of the Subordinated Debentures is January 15, 2027. AAG Holding, however, may, extend such maturity date (January 15, 2027 or the maturity date then in effect, as the case may be, is hereinafter referred to as the "Maturity Date") for one or more periods, but in no event later than the earlier of (i) January 15, 2046 or (ii) the "Interest Deduction Date." The "Interest Deduction Date" shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Subordinated Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Subordinated Debentures which is enacted at any time after the issuance of the Subordinated Debentures (including, but not limited to, at any time after an extension of the Maturity Date), of a debt instrument for which interest is deductible for federal income tax purposes. In no event shall the extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date. AAG Holding must exercise its right to extend the term at least 90 days prior to the Maturity Date then in effect and must satisfy the following conditions on the date AAG Holding exercises such right and on the Maturity Date then in effect prior to such proposed extension: (a) AAG Holding is not in bankruptcy or otherwise insolvent, (b) AAG

Holding is not in default on any Subordinated Debenture issued to the Trust or to any trustee of the Trust in connection with an issuance of Trust Securities by the Trust, (c) AAG Holding has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (d) the Trust is not in arrears on payments of distributions on the Trust Securities,
(e) the Subordinated Debentures or Preferred Securities are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (f) the final maturity of such Subordinated Debentures is not later than the 49th anniversary of the issuance of the Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of AAG Holding's election to change the Maturity Date to the holders of the Preferred Securities.

         In addition, if AAG Holding exercises its right to liquidate the Trust and distribute the Subordinated Debentures as discussed above under "Description of the Preferred Securities-Distribution of the Subordinated Debentures," effective upon such exercise, the Maturity Date of the Subordinated Debentures may be changed to (i) any date elected by AAG Holding that is no earlier than March 1, 2007 and (ii) any date elected by AAG Holding which is not later than the earlier of (a) January 15, 2046 or (b) the "Interest Deduction Date"; provided that on the date AAG Holding exercises such right, and on the Maturity Date in effect prior to such proposed extension, the conditions specified in the previous paragraph are satisfied.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         AAG Holding has the right, from time to time, to defer payment of interest on the Subordinated Debentures for up to 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Maturity Date of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths during the term of the Subordinated Debentures. At the end of each Extension Period, if any, AAG Holding shall pay all interest then accrued and unpaid, together with interest thereon, compounded semi-annually at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compounded Interest"). In the event AAG Holding exercises this right, then during any Extension Period, (a) the Company and AAG Holding shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock and (b) the Company and AAG Holding shall not, directly or indirectly, and will not allow any of their subsidiaries to, make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Company and AAG Holding that rank pari passu with or junior to the Subordinated Debentures; provided, however, that, the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of the common stock of the Company or AAG Holding as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's or AAG Holding's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company or AAG Holding's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company or AAG Holding payable in common stock. Prior to the termination of any such Extension Period, AAG Holding may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 10 consecutive semi-annual periods or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due, AAG Holding may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. AAG Holding has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee shall be the sole holder of the Subordinated Debentures, AAG Holding shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of AAG Holding's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, AAG Holding shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date or (ii) the date upon which AAG Holding is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Subordinated Debentures of the record or payment date of such related interest payment

COVENANTS

         The Indenture requires AAG Holding: (i) to duly and punctually pay the principal of and interest on the Subordinated Debentures (together with any additional amounts payable pursuant to the terms thereof) and comply with all other terms, agreements and conditions contained therein or made in the Indenture for the benefit of the Subordinated Debentures; (ii) to maintain an office or agency where the Subordinated Debentures may be presented, surrendered for payment, transferred or exchanged and where notices to AAG Holding may be served; (iii) if AAG Holding shall act as its own paying agent for the Subordinated Debentures, to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of and premium or interest, if any, so becoming due; (iv) to appoint a successor trustee whenever necessary to avoid or fill a vacancy in the office of trustee,
(v) to preserve its corporate existence, (vi) to cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition and (vii) to pay or discharge, before the same shall become delinquent, all taxes, assessments, government charges, and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of AAG Holding or a Subsidiary that comprise more than 10% or more of the combined assets of AAG Holding and its Subsidiaries, other than claims contested in good faith by AAG Holding. The Indenture also requires AAG Holding to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement as to whether, to the best knowledge of the officer signing the statement, AAG Holding is in compliance with the terms of the Indenture and, if not, the nature and status of such non-compliance.

         In addition, AAG Holding has also covenanted, that for so long as the Preferred Securities and the Common Securities remain outstanding AAG Holding will (i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of AAG Holding under the Indenture may succeed to AAG Holding's ownership of the Common Securities, (ii) not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of Subordinated Debentures or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust classified as a grantor trust, except in connection with a distribution of the Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, the redemption of all of the Preferred Securities and Common Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) continue not to be treated as an association taxable as a corporation for United States federal income tax purposes other than in connection with a distribution of Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, and (v) use its reasonable efforts to cause each holder of Preferred Securities and Common Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

         Upon any consolidation of AAG Holding with, or merger of AAG Holding into, any other person or any conveyance, transfer or lease of the properties and assets of AAG Holding substantially as an entirety, the successor person formed by such consolidation or into which AAG Holding is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, AAG Holding under the Indenture with the same effect as AAG Holding prior to such transaction, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Indenture and the Subordinated Debentures.

INDENTURE EVENTS OF DEFAULT

         The occurrence of any of the following events with respect to the Subordinated Debentures will, unless otherwise specified, constitute an "Event of Default" with respect to the Subordinated Debentures: (a) default for thirty
(30) days in the payment of any installment of interest on the Subordinated Debentures; (b) default in the payment of any of the principal of the Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; (c) default for sixty (60) days by AAG Holding in the observance or performance of any other covenant or agreement contained in the Subordinated Debentures or the Indenture (other than a covenant or agreement default which is specifically designated as having a different time period) for the benefit of the Subordinated Debentures after written notice thereof as provided in the Indenture; (d) (i) an event of default occurs under any instrument (including the Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company or AAG Holding for money borrowed by the Company or AAG Holding, as the case may be, (other than non-recourse indebtedness) which results in acceleration or nonpayment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding $15,000,000; or any such indebtedness exceeding $15,000,000 shall otherwise be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment or exercise of an optional prepayment right), prior to the stated maturity thereof; or any failure by the Company or AAG Holding to make any payment under a guarantee in respect of any indebtedness, in each case in an amount of at least $15,000,000, on the date such payment is due (or within any grace period specified in the agreement or other instrument governing such indebtedness); in which case the Company or AAG Holding shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to pay or discharge such defaulted indebtedness within ten (10) days after written notice thereof as provided in the Indenture; (e) any final non-appealable judgment or order for the payment of money in excess of $15,000,000 is rendered against the Company or AAG Holding, such judgment or order is not satisfied by payment or bonded and either enforcement proceedings have been commenced by the judgment creditor or there has been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; provided, however, that a judgment or order fully covered by insurance (or a judgment or order for the payment of money covered by insurance to the extent of all payments in excess of $15,000,000), which coverage has not been disputed by the insurer, shall not be considered a default or an Event of Default; or (f) certain events of bankruptcy, insolvency or reorganization relating to the Company or AAG Holding.

         In addition, an Event of Default shall include the voluntary or involuntary dissolution or winding up of the business of the Trust or other termination of the existence of the Trust, other than in connection with (i) the distribution of the Subordinated Debentures to holders of the Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities, or (iii) certain mergers, consolidations or amalgamations of the Trust, each as permitted by the Declaration.

         If any Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compounded Interest and any other amounts payable under the Indenture) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures subject to the subordination provisions in the Indenture. An Event of Default also constitutes a Declaration Event of Default. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest or principal on the Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable and the Company fails to make payments under the Debt Guarantee with respect to such amounts, then a record holder of Preferred Securities may institute a proceeding directly against AAG Holding for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights, with respect to other than principal and interest payments on the Subordinated Debentures, as the holder of the Subordinated Debentures. See "Description of the Preferred Securities-Declaration Events of Default" and "Description of the Preferred Securities-Voting Rights."

MISCELLANEOUS

         The Indenture will provide that the AAG Holding will pay all fees and expenses related to (i) the sale of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

         The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
             DEBENTURES, THE DEBT GUARANTEE AND THE TRUST GUARANTEE

         As set forth in the Declaration, the sole purposes of the Trust are to
(i) issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, (ii) invest the proceeds from such issuance and sale in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

         As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) AAG Holding shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust; and (iv) the Declaration provides that the Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Trust Guarantee." If AAG Holding does not make interest and/or principal payments on the Subordinated Debentures purchased by the Trust and the Company does not make payments under the Debt Guarantee, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Trust Guarantee will not apply to the payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds to make such distributions or other payments.

         The Debt Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, and (il) senior to the Company's preferred and common stock

         The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (il) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock.

         The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture, the Debt Guarantee and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. In addition, if the Company has failed to make a Trust Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

         If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures or Debt Guarantee held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding or the Company to enforce the Property Trustee's rights under such Subordinated Debentures or Debt Guarantee, respectively, without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest, principal or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal or other required payment is otherwise payable, then a record holder of Preferred Securities may institute a Direct Action against AAG Holding for enforcement of such payment on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures. To the extent the Company or AAG Holding makes a payment to a record holder of Preferred Securities in connection with proceedings by such record holder directly against the Company or AAG Holding, the Company or AAG Holding, as the case may be, will be subrogated to the rights of the record holder of Preferred Securities to the extent of payments made by the Company or AAG Holding to the record holder. If another Indenture Event of Default occurs and is continuing, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities-Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

         The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchased the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Code, U.S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Preferred Securities. In particular, legislation has been proposed that could adversely affect AAG Holding's ability to deduct interest on the Subordinated Debentures, which may in turn permit AAG Holding to cause a redemption of the Preferred Securities prior to March 1, 2007. See "-Proposed Tax Law Changes."

EXCHANGE OF PREFERRED SECURITIES

         The issuance of New Preferred Securities in exchange for Old Preferred Securities will not be a taxable event, and the federal income tax characteristics of the New Preferred Securities (e.g., tax basis and holding period) will be the same as those of the Old Preferred Securities surrendered in exchange therefor.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES AND THE TRUST

         In connection with the issuance of the Subordinated Debentures, Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Tax Counsel"), tax counsel for the Company, AAG Holding and the Trust, has rendered its opinion generally to the effect that, although not entirely free from doubt, under current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based upon certain facts and assumptions contained in such opinion, the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of AAG Holding.

         In connection with the issuance of the Preferred Securities, Tax Counsel has rendered its opinion generally to the effect that under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income on the Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under recently issued income tax regulations applicable to all debt instruments that, like the Subordinated Debentures, are issued on or after August 13,1996, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. AAG Holding has concluded that the likelihood of its exercising its option to defer payments of interest is remote because exercising that option would prevent AAG Holding and the Company from declaring dividends on its stock. Based upon this conclusion, and although not entirely free from doubt, in the opinion of Tax Counsel the Subordinated Debentures will not include OID. As a consequence, holders of the Preferred Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

         Under the new regulations, however, if AAG Holding exercises its right to defer payments of interest, the Subordinated Debentures will become OID instruments, and all holders of the Preferred Securities will be required to accrue interest on a daily basis during any Extension Period even though AAG Holding will not pay the interest in cash until the end of the Extension Period, and even though a holder may use the cash method of accounting. Accordingly, application of the OID Rules would result in acceleration of income to the holder. A holder who disposes of the Preferred Securities during such an Extension Period may suffer a loss because the market value of the Trust Securities will likely fall if AAG Holding exercises its option to defer payments of interest on the Subordinated Debentures. Furthermore, the market value of the Preferred Securities may not reflect the accumulated distribution that will be paid at the end of the Extension Period, and a holder who sells the Preferred Securities during the Extension Period will not receive from AAG Holding any cash related to the interest income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the Extension Period).

         If the Subordinated Debentures become OID instruments (i.e., if AAG Holding ever exercises its right to defer payment of interest), the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all holders will be required to continue accruing interest on the Subordinated Debentures on a daily basis, regardless of their method of accounting.

         The new regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service ("IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

         Corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND ACQUISITION PREMIUM

         Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         As described under the caption "Description of the Preferred Securities-Distribution of the Subordinated Debentures," Subordinated
Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution would be treated for United States federal income tax purposes as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of the Subordinated Debentures to holders would be a taxable event to each holder and a holder would recognize gain or loss as if the holder had exchanged its Preferred Securities for the Subordinated Debentures it received upon liquidation of the Trust.

         Under certain circumstances described herein (see "Description of the Preferred Securities-Special Event Redemption"), the Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Preferred Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "-Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

         A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming AAG Holding does not defer interest on the Subordinated Debentures by extending the interest payment period, a holder's adjusted tax basis in the Preferred Securities generally will equal its initial purchase price. Subject to the market discount rules described above and the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If AAG Holding exercises its right to defer payments of interest, a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income, accrued and unpaid interest on the Subordinated Debentures through the date of disposition, and to add such amount to such holder's adjusted tax basis in such holder's pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to AAG Holding's election to defer.

UNITED STATES ALIEN HOLDERS

         Prospective purchasers of Preferred Securities that are United States Alien Holders should consult their tax advisors with respect to the tax consequences, U.S. federal and otherwise, of the purchase, ownership and disposition of Preferred Securities. For purposes of this discussion, a "United States Alien Holder" includes any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

INFORMATION REPORTING TO HOLDERS

         Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

PROPOSED TAX LAW CHANGES

         On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress which would have, among other things, generally denied interest deductions for interest or OID on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the consolidated balance sheet of the issuer. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If these provisions were to apply to the Subordinated Debentures, AAG Holding would not be able to deduct interest on the Subordinated Debentures. However, leaders of the Senate Finance and House Ways and Means Committees opposed application of any such provisions, if adopted, to instruments issued prior to the date of appropriate congressional action. The 104th Congress adjourned without enacting the Bill. On February 7, 1997, as part of its 1998 budget proposal, the Administration made proposals similar to those of March 19, 1996, except that the denial of interest or OID deductions would apply to instruments with maximum terms of over 15 years. However, the proposals would be effective only for instruments issued on or after the date of first Committee action. No such committee action has taken place. There can be no assurance, however, that current or future legislative or administrative proposals or final legislation will not adversely affect the ability of AAG Holding to deduct interest on the Subordinated Debentures or otherwise affect the tax treatment described herein. Such a change, therefore, could give rise to a Tax Event, which would permit AAG Holding to cause a redemption of the Preferred Securities or to dissolve the Trust and distribute the Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                 LEGAL MATTERS

         The validity of the Subordinated Debentures, the Trust Guarantee and the Debt Guarantee will be passed upon for the Company, AAG Holding and the Trust by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Certain United States federal income taxation matters also will be passed upon for AAG Holding and the Trust by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Washington, D.C. Attorneys in the Keating, Muething & Klekamp, P.L.L. and Akin, Gump, Strauss, Hauer & Feld, L.L.P. law firms hold shares of Common Stock of the Company. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Mark F. Muething, Esq. Senior Vice President and General Counsel of the Company who beneficially owns 28,158 shares of AAG Common Stock.

                                    EXPERTS

         The consolidated financial statements of AAG appearing in AAG's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

===============================================================================
     No dealer, salesperson or other individual has been authorized to give any information or make any representation not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by AAG, AAG Holding or the Trust. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of AAG, AAG Holding or the Trust since the date hereof.

                        ------------------

                         TABLE OF CONTENTS
Available Information............................................4
Incorporation of Certain Documents by Reference..................4
Prospectus Summary...............................................6
Risk Factors....................................................13
Use of Proceeds.................................................17
The Trust.......................................................17
The Company.....................................................18
Capitalization..................................................18
Accounting Treatment............................................19
Ratio of Earnings to Fixed Charges..............................19
The Exchange Offer..............................................20
Description of the Preferred Securities.........................28
Description of Trust Guarantee..................................36
Description of the Subordinated Debentures
  and Debt Guarantee............................................38
Effect of Obligations under the Subordinated
  Debentures, the Debt Guarantee and the
  Trust Guarantee...............................................43
United States Federal Income Taxation...........................45
Legal Matters...................................................48
Experts.........................................................48



UNTIL AUGUST 15, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                             AMERICAN ANNUITY GROUP
                                CAPITAL TRUST II
                   OFFER TO EXCHANGE ITS 8-7/8% CAPITAL TRUST
                              PREFERRED SECURITIES
                WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
                                  ACT OF 1933
                              FOR ITS OUTSTANDING
                   8-7/8% CAPITAL TRUST PREFERRED SECURITIES
             (LIQUIDATION AMOUNT $1,000 PER CAPITAL TRUST PREFERRED
                                   SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          AMERICAN ANNUITY GROUP, INC.


                                   ----------
                                   PROSPECTUS
                                   ----------


                                  May __, 1997

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officer against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article VII of the Registrant's By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

     Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     American Annuity Group, Inc. also maintains directors' and officers' reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by AAG Holding Company, Inc. ("AAG Holding") to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AAG Holding, by reason of the fact that he is or was a director, officer, employee or agent of AAG Holding, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of AAG Holding and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AAG Holding, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AAG Holding unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AAG Holding's Code of Regulations extends such indemnification.

     The Declaration of American Annuity Group Capital Trust II (the "Trust") provides that no Regular Trustee, affiliate of the Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration also provides that to the fullest extent permitted by applicable law, American Annuity Group, Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by American Annuity Group, Inc., prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NUMBER       DESCRIPTION OF DOCUMENT
--------------       -----------------------
    *4.1             Indenture for 87/8% Subordinated Debentures due January 15, 2027 by and among AAG Holding Company,
                     Inc., as issuer, The Bank of New York, as Indenture Trustee, and American Annuity Group, Inc., as Guarantor
    *4.2             Certificate of Trust of American Annuity Group Capital Trust II
    *4.3             Amended and Restated Declaration of Trust of American Annuity Group Capital Trust II
    *4.4             Form of Preferred Securities Guarantee Agreement to be entered into by American Annuity Group, Inc. and
                     The Bank of New York, as Trustee
    *4.5             Form of 87/8% Subordinated Debenture (contained in Exhibit 4.1)
    *4.6             Form of Preferred Security (contained in Exhibit 4.3)
    *4.7             Form of Subordinated Debenture Guarantee by American Annuity Group, Inc. (contained in Exhibit 4.1)
    *4.8             Securities Purchase Agreements dated March 11, 1997 by and among American Annuity Group, Inc., AAG
                     Holding Company, Inc., American Annuity Group Capital
                     Trust II and the several purchasers named therein *4.9 Registration
                     Rights Agreement dated March 11, 1997 by and among American Annuity
                     Group, Inc., AAG Holding Company, Inc., American Annuity Group Capital Trust II and the several purchasers of the Preferred Securities
    *4.10            Common Securities Guarantee Agreement
    *5.1             Opinion of Keating, Muething & Klekamp, P.L.L. relating to the 87/8% Subordinated Debentures due January
                     15, 2027
    *5.2             Opinion of Mark F. Muething, Esq., Senior Vice President and General Counsel of American Annuity Group,
                     Inc. relating to the legality of the Preferred Securities and the Common Securities to be issued by American
                     Annuity Group Capital Trust II
    *8.1             Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to United States Federal income tax matters
    *23.1            Consent of Ernst & Young, LLP
    *23.2            Consent of Keating, Muething & Klekamp, P.L.L. (Contained on Exhibit 5.1)
    *23.3            Consent of Mark F. Muething, Esq. (contained on Exhibit 5.2)
    *23.4            Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (Contained on Exhibit 8.1)
    *24              Powers of Attorney (contained on the signature pages)
    *25.1            Statement of Eligibility on Form T-1 under the Trust
                     Indenture Act of 1939, as amended, of The Bank of New
                     York, as Trustee under the Subordinated Debenture Indenture
    *25.2            Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New
                     York, as Property Trustee for the Amended and Restated Declaration of Trust of American Annuity Group
                     Capital Trust II
    *25.3            Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New
                     York, as Guarantee Trustee for the Preferred Securities Guarantee Agreement of American Annuity Group
                     Capital Trust II
    *99.1            Form of Letter of Transmittal
    *99.2            Form of Notice of Guaranteed Delivery

*  Previously filed.


ITEM 22.    UNDERTAKINGS.

     (a)      The undersigned Registrants hereby undertake:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act,
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement., and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 15th day of May, 1997.

                             AMERICAN ANNUITY GROUP, INC.

                             By: /s/CARL H. LINDNER
                                 -------------------------
                                 Carl H. Lindner
                                 Chairman of the Board and
                                 Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Capacity                                 Date
               ---------                                     --------                                 ----
*                                       Chairman of the Board of Directors (Principal             May   , 1997
-----------------------------------     Executive Officer)                                            --
Carl H. Lindner


*                                       Director                                                  May   , 1997
-----------------------------------                                                                   --
S. Craig Lindner


*                                       Director                                                  May   , 1997
-----------------------------------                                                                   --
Robert A. Adams


*                                       Director                                                  May   , 1997
-----------------------------------                                                                   --
A. Leon Fergenson


*                                       Director                                                  May   , 1997
-----------------------------------                                                                   --
Ronald G. Joseph


*                                       Director                                                  May   , 1997
-----------------------------------                                                                   --
John T. Lawrence III

*                                       Director                                                  May   , 1997
-----------------------------------                                                                   --
William R. Martin


*                                      Senior Vice President, Treasurer and Chief                May   , 1997
-----------------------------------    Financial Officer (Principal Financial Officer and            --
William J. Maney                       Principal Accounting Officer)


*By: /s/MARK F. MUETHING               Attorney-in-Fact                                          May 15, 1997
    -----------------------------
        Mark F. Muething

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 15th day of May, 1997.

                                       AAG HOLDING COMPANY, INC.

                                       By: /s/CARL H. LINDNER
                                           -------------------------
                                           Carl H. Lindner
                                           Chairman of the Board and
                                           Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                     Capacity                                 Date
               ---------                                     --------                                 ----
*                                      Chairman of the Board of Directors (Principal             May   , 1997
-----------------------------------    Executive Officer)                                            --
Carl H. Lindner


*                                      Director                                                  May   , 1997
-----------------------------------                                                                  --
S. Craig Lindner


*                                      Director                                                  May   , 1997
-----------------------------------                                                                  --
Robert A. Adams


*                                      Senior Vice President, Chief Financial Officer            May   , 1997
-----------------------------------    and Treasurer                                                 --
William J. Maney                       (Principal Financial Officer and
                                       Principal Accounting Officer)


*By: /s/MARK F. MUETHING               Attorney-in-Fact                                          May 15, 1997
    ----------------------------
        Mark F. Muething

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, American Annuity Group Capital Trust II has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the __th day of May, 1997

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                   AMERICAN ANNUITY GROUP CAPITAL TRUST II


                                   By:/s/MARK F. MUETHING
                                      ----------------------------------
                                      Mark F. Muething, as Trustee


                                   By:*
                                      ----------------------------------
                                      Christopher P. Miliano, as Trustee


                                   *By:/s/MARK F. MUETHING
                                       -------------------------------------
                                       Mark F. Muething, as Attorney-in-Fact